As filed with the Securities and Exchange Commission on January 23, 2015.	Registration No. 333-151385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDERO RESOURCE CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Suite 2300 - 1177 West Hastings Street
Vancouver, British Columbia V6E 2K3 Canada
(Address of Principal Executive Offices) (Zip Code)

Cardero Resource Corp. 2002 Incentive Stock Option Plan
(Full title of the plan)

DL Services Inc.
Columbia Center, 701 Fifth Avenue, Suite 6100
Seattle, WA 98104-7043
(Name and address of agent for service)

(206) 903-8800
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

Cardero Resource Corp. (the “Company”) files this post-effective amendment to the registration statement on Form S-8 (File No. 333-151385) originally filed on June 3, 2008 to deregister securities which were registered for issuance pursuant to the Company’s 2002 Incentive Stock Option Plan (the “Plan”). The registration statement covered 5,610,667 of the Company’s common shares, no par value (the “Common Shares”), for issuance in accordance with the Plan. This post-effective amendment is being filed to deregister all of the Common Shares under the Plan that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on January 23, 2015.

CARDERO RESOURCE CORP.
(Registrant)

By:	/s/ Hendrik Van Alphen
Hendrik Van Alphen
President and Chief Executive Officer
(Principal Executive Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Cardero Resource Corp. in the United States, on January 23, 2015.

CARDERO RESOURCE CORP.

By:	/s/ Leonard Harris
Leonard Harris